UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2020

FOSSIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

901 S. Central Expressway
Richardson,	Texas	75080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐             Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2020, Marc Rey was appointed to the Board of Directors (the “Board”) of Fossil Group, Inc. (the “Company”), effective July 15, 2020. Mr. Rey was not appointed to any committees of the Board.
Mr. Rey is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is he a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.
For his service on the Board, Mr. Rey will receive the Company’s standard non-employee director compensation, which includes an annual cash retainer of $60,000. The annual retainer to be paid to Mr. Rey will be paid on a quarterly basis in arrears and will be pro-rated for the third quarter based on the number of days between the date of his appointment and September 30, 2020, the end of the third calendar quarter.
In addition, pursuant to the Company’s 2016 Long-Term Incentive Plan, Mr. Rey would receive a grant of restricted stock units as of the effective date of his appointment equal to the number of shares of common stock having an aggregate fair market value of $130,000, pro-rated to reflect the number of days between the date of his appointment and the one year anniversary of the Company’s 2020 Annual Stockholders Meeting. However, each outside director, including Mr. Rey, waived 25% of the 2020 automatic award and agreed that the number of restricted stock units that will be granted will be determined by using a $15 per share value instead of the fair market value on the date of grant; therefore, Mr. Rey will receive a grant of 5,520 restricted stock units as of the effective date of his appointment. Mr. Rey would also receive an additional grant of restricted stock units equal to the number of shares of common stock having an aggregate fair market value of $130,000 on the date of the Company’s 2021 Annual Stockholders Meeting, if he is then serving as a non-employee director. The restricted stock units to be granted to Mr. Rey vest and convert into shares of common stock (i) upon the first anniversary of the date of grant for the restricted stock units granted upon his appointment to the Board; and (ii) upon the earlier of the first anniversary of the date of grant or the first Annual Stockholders Meeting following the date of grant for the restricted stock units to be granted on the date of the 2021 Annual Stockholders Meeting; provided that Mr. Rey is providing services to the Company or its subsidiaries on each such vesting date.
 On July 15, 2020, the Company issued a press release announcing the appointment of Mr. Rey, which is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated July 15, 2020, announcing the appointment of a director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2020

FOSSIL GROUP, INC.

	By:	/s/ JEFFREY N. BOYER
	Name:	Jeffrey N. Boyer
	Title:	Chief Operating Officer, Chief Financial Officer and Treasurer